EXHIBIT 10.18

                              SANDERSON FARMS, INC.

                         FORM OF PHANTOM STOCK AGREEMENT


         THIS PHANTOM STOCK AGREEMENT ("Phantom Stock Agreement"), dated as of the ____th day of _____, 200__ (the "Date of Grant"), is delivered by Sanderson Farms, Inc., and its subsidiaries and affiliates (collectively referred to as "SFI") to _________________________ (the "Holder"), who is an executive officer or key employee of SFI.

         WHEREAS, the Board of Directors of Sanderson Farms, Inc. (the "Board") has approved the grant of phantom stock to certain executive officers or key employees of SFI;

         WHEREAS, the Board considers the Holder to be a person who is eligible for grant of phantom stock, and has determined that it would be in the best interest of SFI to grant the phantom stock documented herein.

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:


1. Grant of Phantom Stock.

         (a) Subject to the terms and conditions hereinafter set forth, SFI, with the approval and at the direction of the Board, hereby grants to the Holder, as of the Date of Grant, ______ shares of Phantom Common Stock of SFI ("Phantom Stock" or the "Award" as the case may be) at an award value of $__________ per share ("Award Value"), which value per share is at or above the present fair market value of SFI common stock ("Common Stock").

         (b) The Date of Grant is ___________, 200__.

2. Reference to Stock Option Plan.

         This Phantom Stock Agreement is intended to correspond to the extent practical to the Sanderson Farms, Inc. and Affiliates Stock Option Plan, as amended and restated to the date hereof ("Plan"). The terms of the Plan, to the extent not inconsistent with this Phantom Stock Agreement, are incorporated herein by reference where indicated. Capitalized terms used in this Phantom Stock Agreement shall have the same meanings ascribed to such terms in the Plan.

3. Term and Exercise.

         The Phantom Stock may be converted to cash or Common Stock during a period beginning one year after and ending ten years after the Date of Grant (the "Award Term") in accordance with the following vesting schedule. Except in the event of a change described in Section 6 of this Agreement or, unless a shorter period is provided by the Board, the Phantom Stock shall be converted in accordance with this Section 3. The first year of the Award Term begins one year after the Date of Grant and ends 12 months later. During the first year of the Award Term, no more than 25% of the initial total number of shares of Phantom Stock may be converted to cash or Common Stock by the Holder. During the second year of the Award Term, no more than 50% of the initial total number of shares of Phantom Stock may be converted to cash or Common Stock by the Holder, such percentage to include the percentage, by number of shares, converted in the previous year of the Award Term. During the third year of the Award Term, no more than 75% of the initial total number of shares of Phantom Stock may be exercised and purchased by the Holder, such percentage to include the percentages, by number of shares, previously purchased in earlier years of the Award Term on a cumulative basis. During the fourth year of the Award Term and until the end of the Award Term, 100% of the initial total number of shares of Phantom Stock may be exercised and purchased by the Holder, such percentage to include the percentages, by number of shares, previously purchased in earlier years of the Award Term on a cumulative basis. No fractional shares may be converted. No Phantom Stock shall be converted after the expiration of its Award Term.

4. Termination and Forfeiture of Phantom Stock.

         (a) Except as provided in Sections 4(b), 4(c) and 4(d) of this Phantom Stock Agreement, upon termination of the Holder's employment, the Phantom Stock, to the extent not previously converted, shall terminate and be forfeited immediately upon such termination of employment.

         (b) Upon termination of the Holder's employment by reason of death of the Holder, the Phantom Stock may be converted, but only to the extent convertible on the date of such death, within one (1) year from and after the date of the Holder's death. The Phantom Stock may be converted by the executor or administrator of the deceased Holder's estate or by a person receiving the Phantom Stock by will or under the laws of descent and distribution of the state in which the Holder resided.

         (c) Upon termination of the Holder's employment by reason of permanent and total disability as defined under Section 22(e)(3) of the Internal Revenue Code, the Phantom Stock may be converted, but only to the extent convertible on the date of such permanent and total disability, during the one (1) year period following the date of such termination of the Holder's employment.

         (d) Upon termination of the Holder's employment by reason of retirement or disability other than as defined by Section 4(c) of this Agreement, the Phantom Stock may be converted, but only to the extent convertible on the date of such retirement or disability, during the three (3) month period following the date of such termination of the Holder's employment.

         (e) A transfer of the Holder's employment from one affiliate of SFI to another shall not be deemed to be a termination of the Holder's employment.

         (f) Notwithstanding any other provisions set forth herein or in the Plan, if the Holder shall (i) commit any act of malfeasance or wrongdoing affecting SFI, (ii) breach any covenant not to compete or employment contract with SFI, or (iii) engage in conduct that would warrant the Holder's discharge for cause (excluding general dissatisfaction with the performance of the Holder's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon SFI), then any portion of the Phantom Stock not already converted shall immediately terminate and be forfeited and void.

         (g) Notwithstanding any other provisions set forth herein or in the Plan, if during the period that the Holder is employed by SFI or during the two year period following the Holder's voluntary termination of employment or his termination by SFI for cause (excluding general dissatisfaction with the performance of the Holder's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon SFI) the Holder shall, without the prior written consent of the Board, directly or indirectly, as employee, agent, consultant, stockholder, director, co-partner or in any other individual or representative capacity, own, operate, manage, control, engage in, invest in or participate in any manner in, act as a consultant or advisor to, render services for, or otherwise assist any person or entity that directly or indirectly engages in, the business of producing, marketing, distributing or selling poultry products anywhere that SFI is then doing business (such activities being hereinafter referred to as "Competition"), then: (i) any unexercised portion of the Phantom Stock shall immediately terminate and be void; and (ii) the Holder shall be required, and hereby agrees, upon thirty (30) days' written notice from SFI, to return to SFI in immediately available funds the difference between the exercise price and the fair market value on the date of exercise of the exercised portion of the Phantom Stock. The provisions of this Section 2.06(f) shall not apply, however, to the passive investment by the Holder in publicly traded common equity of any entity that is engaged in the business of producing marketing, distributing or selling poultry products so long as such investment does not exceed two percent of the outstanding common equity of such entity.

         The determination of whether the Holder has voluntarily terminated his employment, has been terminated for cause or has engaged in Competition shall be determined by the Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) of the Plan) in good faith and in its sole discretion, and any such determinations by such body shall be final and binding on the Holder.

5. Conversion of Phantom Stock.

         (a) Vested shares of Phantom Stock may be converted by a Holder into cash, Common Stock, or both, only in accordance with this Section 5. To convert vested, convertible shares of Phantom Stock, a Holder must deliver or mail to the Treasurer a written notice of conversion substantially in the form attached hereto as Exhibit "A" stating the number of shares of the Holder's Phantom Stock to be converted. Such conversion shall be effective on the date of receipt by the Treasurer (the "Conversion Date").

         (b) Upon receipt by the Treasurer of a proper written notice of conversion by a Holder in accordance with the terms of this Phantom Stock Agreement, the Holder shall be entitled to receive an amount of cash equal to:
(i) the aggregate Fair Market Value of the shares converted on the Conversion Date less (ii) the aggregate Award Value of the number of shares of Common Stock equal to the number of shares converted (the "Conversion Gain"). In the discretion of the Treasurer, the Company may satisfy its obligation upon conversion of shares of Phantom Stock by the distribution of that number of shares of Common Stock having an aggregate Fair Market Value (as of the Conversion Date) equal to the amount of cash otherwise payable to the Holder, with a cash settlement to be made for any fractional share interests, or the Company may settle such obligation in part with shares of Common Stock and in part with cash.

         (c) The Conversion Gain shall be paid by the Company to a Holder subject to such conditions as are deemed advisable by the Treasurer to permit compliance by the Company with the federal and state withholding provisions applicable to employers.

         (d) Payment shall also be subject to compliance by the Holder with any written agreement between the Holder and the Company, including an employment agreement or other agreement relating to confidential information; if the Holder breaches any such agreement or engages in any conduct that would entitle SFI to terminate the Phantom Stock pursuant to Section 4(f) of this Phantom Stock Agreement, then the Holder shall immediately forfeit his right to receive any unpaid amounts under this Phantom Stock Agreement, and no further payments shall be made to the Holder hereunder.

6. Adjustment of and Changes in Stock of SFI.

         In the event of a reorganization, recapitalization, change of shares, stock split, spinoff, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of capital stock of SFI, the Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) of the Plan) shall make such adjustment as it deems appropriate to the Award in order to preserve, but not increase, the benefits to the Holder; provided, however, that subject to any required action of the stockholders, if SFI shall not be the surviving corporation in any merger, consolidation, or reorganization, then each Holder shall have the right immediately prior to such merger, consolidation or reorganization to exercise his or her outstanding Award, notwithstanding that such option(s) or right(s) may not be fully vested at such time.

7. Fair Market Value.

         "Fair Market Value" as of any date and in respect of any share of Common Stock means the closing price on such date or on the next business day, if such date is not a business day, of a share of Common Stock reflected in the NASDAQ National Market System traded under the Symbol SAFM, provided that, if shares of Common Stock shall not have been traded on NASDAQ for more than 10 days immediately preceding such date or if deemed appropriate by the Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) of the
Plan) for any other reason, the Fair Market Value of shares of Common Stock shall be as determined by the Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) of the Plan) in such other manner as it may deem appropriate. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

8. No Rights as a Stockholder.

         Neither the Holder nor any personal representative shall be, or shall have any of the rights and privileges of, a stockholder of SFI with respect to any shares of Common Stock purchasable or issuable upon the exercise of this Award, in whole or in part, prior to the issuance of certificates for shares of Common Stock to said person.

9. Insider Trading Short-Swing Profit Liability Exemption Requirements.

         Notwithstanding any other provision of this Agreement to the contrary, the Phantom Stock granted under this Agreement shall be transferable (i) by the Holder only by will or under the laws of descent and distribution of the state in which the Holder resided on the date of his death, and (ii) by the Company pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act or the Rules thereunder.

10. No Rights of Employment.

         Neither the granting of this Phantom Stock nor its exercise shall be construed as granting to the Holder any right with respect to continuance of employment with SFI. Except as may otherwise be limited by a written agreement between SFI and the Holder, and acknowledged by the Holder, the right of SFI to terminate at will the Holder's employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by SFI.

11. Amendment of Phantom Stock Agreement.

         The Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) of the Plan) may, without the consent of or further consideration from the Holder, amend, condition or modify this Phantom Stock Agreement in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to the Phantom Stock, the Award or the Phantom Stock Agreement or to comply with stock exchange rules or requirements. The Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) of the Plan) may amend this Phantom Stock Agreement otherwise with the written consent of the Holder.

12. Notice.

         Any notice to SFI provided for in this instrument shall be addressed to it in care of its Treasurer at its executive offices at Post Office Box 988, Laurel, Mississippi 39441, and any notice to the Holder shall be addressed to the Holder at the current address shown on the payroll records of SFI. Any notice shall be deemed to be duly given if and when properly addressed and posted by registered or certified mail, postage prepaid.

13.      Interpretation.

         Pursuant to Section 2 of this Phantom Stock Agreement, the terms of the Plan are incorporated herein by reference, and the Phantom Stock shall in all respects be interpreted in accordance with the Plan, where applicable. The Board (or, if applicable, a committee thereof appointed pursuant to Section 1.02(d) of the Plan) shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

14. Governing law.

         The validity, construction, interpretation and effect of this instrument shall exclusively be governed by and determined in accordance with the laws of the State of Mississippi, except to the extent preempted by federal law, which shall to that extent govern.

15. Compliance with Other Laws and Regulations.

         Notwithstanding anything contained herein to the contrary, SFI shall not be required to sell or issue shares of Common Stock under any Award if the issuance thereof would constitute a violation by the Holder or SFI of any provisions of any law or regulation of any governmental authority or any national securities exchange or other forum in which shares of Common Stock are traded (including Section 16 of the 1934 Act); and, as a condition of any sale or issuance of shares of Common Stock under an Award, the Treasurer may require such agreements or undertakings, if any, as the Treasurer may deem necessary or advisable to assure compliance with any such law or regulation. The Plan, the grant and conversion of Phantom Stock hereunder, and the delivery of shares of Common Stock, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required.

16.      Tax Requirements.

         SFI shall have the right to deduct from all amounts hereunder paid in cash or other form, any Federal, state, or local taxes required by law to be withheld with respect to such payments. The Holder receiving shares of Common Stock issued upon redemption of Phantom Stock shall be required to pay SFI the amount of any taxes which SFI is required to withhold with respect to such shares of Common Stock. Such payments shall be required to be made prior to the delivery of any certificate representing such shares of Common Stock. Such payment may be made in cash, by check, or through the delivery of shares of Common Stock owned by the Holder (which may be effected by the actual delivery of shares of Common Stock by the Holder or by SFI's withholding a number of shares to be issued upon the redemption of the Phantom Stock), which shares have an aggregate Fair Market Value equal to the required withholding payment, or any combination thereof.

         IN WITNESS WHEREOF, SFI has caused its duly authorized officers to execute and attest this Phantom Stock Agreement, and to apply the corporate seal hereto, and the Holder has placed his or her signature hereon, effective as of the Date of Grant.


                                          SANDERSON FARMS, INC.


ATTEST:
                                          By:
                                          Name:
                                          Title:




                                          ACCEPTED AND AGREED TO:




                                          Holder

EXHIBIT A


                       NOTICE OF EXERCISE OF PHANTOM STOCK




SANDERSON FARMS, INC.

ATTENTION:        Treasurer





Gentlemen:

         Notice is hereby given of the undersigned's intent to exercise the Phantom Stock granted to the undersigned pursuant to the Phantom Stock Agreement dated _______________, ______ entered into by and between the undersigned and Sanderson Farms, Inc. The conversion shall be exercised with respect to ________________________ (_____) shares of the Phantom Stock of Sanderson Farms, Inc.

Dated: ________________, ______